Exhibit 99.1
Cavium Networks Contact:

Art Chadwick	Deborah Stapleton/Alexis Pascal
VP and Chief Financial Officer	Stapleton Communications Inc.
Tel: (650) 623-7033	Tel : (650) 470-0200
Cavium Networks Announces Financial Results for Q3 2007
MOUNTAIN VIEW, Calif., October 17th, 2007 — Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage and security applications, today announced financial results for the third quarter of 2007 ended September 30, 2007.
Revenue in the third quarter of 2007 was $14.2 million, a 12% sequential increase from the $12.7 million reported for the second quarter of 2007 and an increase of 54% from the $9.2 million reported for the third quarter of last year.
Generally Accepted Accounting Principles (GAAP) Results
Net income for the third quarter of 2007, on a GAAP basis, was $1.3 million, or $0.03 per share (diluted), compared with a net loss of $0.1 million, or $0.00 per diluted share in the second quarter of 2007, and a net loss of $1.7 million, or $0.21 per share (diluted) in the third quarter of last year. Gross margins were 63.2% in the third quarter of 2007 compared to 57.8% in the third quarter last year. Total cash and cash equivalents were $101.5 million at September 30, 2007.
Non-GAAP Results
Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Non-GAAP financial measures in the third quarter of 2007 exclude $0.5 million in stock-based compensation expense and $0.2 million in amortization of acquired intangible assets. The reconciliation between GAAP and non-GAAP financial results are provided in the financial statements portion of this release.
Net income for the third quarter of 2007, on a non-GAAP basis, was $2.1 million, or $0.05 per share (diluted), compared with $1.0 million, or $0.03 per share (diluted) in the second quarter of 2007, and a net loss of $1.2 million, or $0.14 per share (diluted) in the third quarter of last year. Gross margins, on a non-GAAP basis, were 64.9% in the third quarter of 2007 compared to 65.2% in the second quarter of 2007 and 60.9% in the third quarter of last year.
Company Highlights
“We continue to show strong revenue growth on both a sequential and year-over-year basis,” said Syed Ali, president and CEO of Cavium Networks. “The increased revenue growth along with strong gross margins has driven continued operating margin expansion. In addition, we generated our first quarterly positive GAAP net income in the Company’s history. We have seen accelerated design win activity this quarter and continue to gain strong traction in a number of significant growth markets.”
Third Quarter Highlights:
•	July 24, 2007 - Avnet Memec and Cavium Networks Announce Americas Distribution Agreement to expand Cavium’s product reach to a larger and more diversified customer base.

•	July 26, 2007 - QUALCOMM Announces New Ultra Mobile Broadband Base Station Reference Design using Cavium Networks OCTEON processor.

•	July 26, 2007 — Green Hills Software, a leading RTOS and tools vendors and Cavium Ecosystem partner announces comprehensive support for the OCTEON Processor line

•	July 30, 2007 - Sophos, a leader in IT security and control solutions and a Cavium Ecosystem partner announces the availability of their Sophos Anti-Virus Interface for the OCTEON Processor line.

•	September 17, 2007 - Cavium Networks Announces Industry’s First 10Gbps IPsec and SSL PCI-Express Security Accelerators using the new NITROX PX processors.

•	September 17, 2007 - Cavium Networks Introduces OCTEON Plus based Accelerators for Appliance, Blade Server and Storage Systems with NIC and coprocessor functionality in a desirable single slot form factor.

•	October 8, 2007 - Cavium Networks Demonstrates Complete Broadband, SOHO, SME Reference Designs and Partner Solutions for triple enabled CPE equipment at Broadband World Forum 2007 in Berlin.

•	October 8, 2007 - Cavium Networks and Jungo, a leading provider of broadband home value-added service solutions showcase the performance, features, low power and scalability of a joint solution at the Broadband World Forum 2007, Berlin, Germany.

•	October 8, 2007 - Cavium Networks Introduces OCTEON Plus CN50XX to Fuel Widespread Multi-core Processor Adoption in Triple play enabled Service Provider Gateway, SME and Storage Applications

•	Oct 15, 2007 - Cavium Networks Demonstrates Industry-Leading Performance for Enterprise and SMB/Home Storage Applications at Storage Network World, 2007.

•	Oct 16, 2007 - Cavium Networks New OCTEON Plus CN58XX Low-Power Series Breaks the 1 Watt per Core Barrier targeting power and space constrained applications in the service provider, access and enterprise markets.

•	Oct 16, 2007 - Cavium Networks, AFORE and GE Fanuc announce Carrier Grade Ethernet on a MicroTCA® Platform with Packet Processor AdvancedMC®

•	Oct 16, 2007 - Interphase announces Packet Accelerator AdvancedMC and PCI-x Modules based on the OCTEON Processor Family
Conference Call
Cavium Networks will broadcast its third quarter 2007 financial results conference call today, October 17, 2007 at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, and storage and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 10 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, CA with design team locations in California, Massachusetts and India. For more information, please visit: http://www.caviumnetworks.com.
Note on Forward-Looking Statements
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to existing or new competition, the rate of new design wins, the rate at which existing design wins go into production, technological advances, pricing pressures; general economic conditions; development of new products and technologies; manufacturing difficulties; whether Cavium Networks is successful in marketing its products; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated May 1, 2007 and those filed with its most recent Form 10Q. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2007	2006
Revenue	$14,165	$9,187
Cost of revenue (1)	5,207	3,878

Gross profit	8,958	5,309

Operating expenses:
Research and development (2)	4,796	4,224
Sales, general and administrative (3)	3,976	2,594

Total operating expenses	8,772	6,818

Income (loss) from operations	186	(1,509)

Other income (expense), net:
Interest expense	(73)	(271)
Warrant revaluation expense (4)	—	(13)
Interest income and other	1,307	117

Total other income (expense), net	1,234	(167)

Income (loss) before income tax	1,420	(1,676)
Income tax expense	(110)	—

Net income (loss)	$1,310	$(1,676)

Net income (loss) per common share, basic	$0.03	$(0.21)
Shares used in computing basic net income (loss) per common share	39,021	8,156
Net income (loss) per common share, diluted	$0.03	$(0.21)
Shares used in computing diluted net income (loss) per common share	42,713	8,156

(1) Cost of revenue:
Amortization of acquired technology	$215	$279
Stock-based compensation	$16	$3
(2) Research and development expense
Stock-based compensation	$222	$122
(3) Sales, general and administrative
Stock-based compensation	$287	$101
(4) Warrant revaluation expense	$—	$13

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2007	2006
GAAP net income (loss)	$1,310	$(1,676)
Non-GAAP Adjustments:
Stock-based compensation:
Cost of revenue	16	3
Research and development	222	122
Sales, general and administrative	287	101
Amortization of acquired technology:
Cost of revenue	215	279
Warrant revaluation expense	—	13

Total of non-GAAP adjustments	740	518

Non-GAAP net income (loss)	$2,050	$(1,158)

GAAP net income (loss) per share (diluted)	$0.03	$(0.21)
Non-GAAP adjustments detailed above	0.02	0.07
Non-GAAP net income (loss) per share (diluted)	$0.05	$(0.14)

GAAP weighted average shares (diluted)	42,713	8,156
Non-GAAP adjustment	231	—
Non-GAAP weighted average shares (diluted)	42,944	8,156

	Three Months Ended
	September 30,
	2007	2006
Reconciliation of Non-GAAP gross profit:
Revenue	14,165	9,187
GAAP gross profit	8,958	5,309
GAAP gross margin	63.2%	57.8%
Amortization of acquired technology:
Cost of revenue	215	279
Stock-based compensation:
Cost of revenue	16	3
Non-GAAP gross profit	9,189	5,591
Non-GAAP gross margin	64.9%	60.9%

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$101,504	$10,154
Accounts receivable, net	7,762	7,248
Inventories	6,799	5,006
Prepaid expenses and other current assets	971	405

Total current assets	117,036	22,813
Property and equipment, net	5,890	5,040
Intangible assets, net	3,911	1,902
Other assets	156	207

Total assets	$126,993	$29,962

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,003	$2,904
Accrued expenses and other current liabilities	2,330	2,853
Deferred revenue	2,585	628
Capital lease and technology license obligations, current	3,884	2,564
Preferred stock warrant liability	—	701
Current portion of notes payable	—	1,474

Total current liabilities	12,802	11,124
Notes payable, net of current	—	2,526
Capital lease and technology license obligation, net of current	800	1,016
Other non-current liabilities	—	39

Total liabilities	13,602	14,705

Mandatorily redeemable convertible preferred stock	—	72,437

Stockholders’ equity (deficit)
Common stock	40	9
Additional paid-in capital	174,050	3,731
Accumulated deficit	(60,699)	(60,920)

Total stockholders’ equity (deficit)	113,391	(57,180)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$126,993	$29,962